FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the “Rights Offering”) by Kingsway Financial Services Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”) of subscription rights (the “Subscription Rights”) to purchase units (“Units”) consisting of one share of the Company's common stock, no par value (each, a “Common Share”), and two warrants (“Warrants”) to purchase Common Shares.

With respect to any instructions to exercise (or not to exercise) the Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 pm Eastern time, on [●], 2013, the last business day prior to the scheduled expiration date of the Rights Offering of [●], 2013 (which may be extended by the Company in its sole discretion).

This will instruct you whether to exercise Subscription Rights to purchase Units distributed with respect to the Common Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus.

☐	Please DO NOT EXERCISE RIGHTS for Units.

☐	Please EXERCISE RIGHTS for Units as set forth below.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the Basic Subscription Rights should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	No. of Units		Per Unit Subscription Price		Payment
Basic Subscription Right	[_______]	X	$4.00	=	$[_______]
Over-Subscription Right	[_______]	X	$4.00	=	$[_______]
	Total Payment Required				$[_______]

☐	Payment in the following amount is enclosed $____________

☐
Please deduct payment from the following account maintained by you as follows:
Type of Account: ________________________
Account No.: ___________________________
Amount to be deducted: $__________________

Signature:______________________________
Name: ________________________________
Title: _________________________________
Date: ___________________, 2013